Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF TEXAS

SHERMAN DIVISION

In Re: NUVECTRA CORPORATION,[1] Debtor.	§ § § § §	Chapter 11 Case No. 19-43090

ORDER (I) APPROVING BID AND
AUCTION PROCEDURES, INCLUDING STALKING HORSE
PROTECTIONS; (II) AUTHORIZING AND SCHEDULING
AN AUCTION FOR THE SALE OF ASSETS; (III) APPROVING
THE SALE OF ASSETS; AND (IV) GRANTING RELATED RELIEF

Upon consideration of the Expedited Motion for an Order (I) Approving Bid and Auction Procedures, Including Stalking Horse Protections; (II) Authorizing and Scheduling an Auction for the Sale of Assets; (III) Approving the Sale of Assets; and (IV) Granting Related Relief (“the Motion”),2 which was filed by the above-referenced debtor and debtor in possession (the “Debtor”) and as more fully set forth in the Motion, this Court finds that it has jurisdiction over this matter pursuant to 28 U. S. C. §§ 157 and 1334; that consideration of the Motion is a core proceeding pursuant to 28 U. S. C. § 157(b); that venue is proper before this Court pursuant to 28 U. S. C. §§ 1408 and 1409; that due and proper notice of the Motion has been provided to the necessary parties; that no other or further notice need be provided; that the relief sought in the Motion is in the best interests of the Debtor, its creditors, and all parties in interest; that the Debtor has established just cause for the relief requested in the Motion; and that, upon all of the proceedings had before the Court (the “Bidding Procedures Hearing”) and after due deliberation and sufficient cause appearing therefore, it is hereby:

1The last four digits of the Debtor’s federal tax identification number are: 3847. The location of the Debtor’s principal place of business and the service address for the Debtor is: 5830 Granite Parkway, Suite 1100, Plano, TX 75024.

2All capitalized terms used but not otherwise defined in this Order shall have the meanings ascribed to them in the Motion.

ORDERED, ADJUDGED, AND DECREED THAT:

I.     This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The predicates for the relief granted herein are sections 105, 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 6006. Venue in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

II.     The legal and factual bases set forth in the Motion establish just cause for the relief granted herein. Entry of this Order is in the best interests of the Debtor and its respective estate, creditors, and all other parties-in-interest.

III.     The notice of the Motion, the Bidding Procedures Hearing, and the proposed entry of this Order was adequate and sufficient under the circumstances of this Chapter 11 Case, and such notice complied with all applicable requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. Accordingly, no further notice of the Motion, the Bidding Procedures Hearing, or this Bidding Procedures Order is necessary or required.

IV.     The Debtor has demonstrated a compelling and sound business justification for the Court to grant the relief requested in the Motion, including, without limitation, to (a) approve the Bidding Procedures; (b) establish the Assumption and Assignment Procedures; (c) approve the form and manner of notice of all procedures, protections, schedules, and agreements described in the Motion and attached thereto; (d) schedule a date for the (i) Auction and (ii) Sale Hearing; and (e) grant related relief as set forth herein. Such compelling and sound business justification, which was set forth in the Motion and on the record at the Bidding Procedures Hearing, are incorporated herein by reference and, among other things, form the basis for the findings of fact and conclusions of law set forth herein.

V.     The Bidding Procedures, substantially in the form attached to the Motion as Exhibit B and incorporated herein by reference as if fully set forth in this Order, are fair, reasonable, and appropriate and represent the best method for maximizing the value of the Debtor’s estate.

VI.     The Sale Notice, substantially in the form attached to the Motion as Exhibit C and incorporated herein by reference as if fully set forth in this Order, is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the sale of Assets, including the sale of Assets free and clear of all liens, claims, and encumbrances, the Sale, the Bidding Procedures, the Auction, and the Sale Hearing, and no other or further notice is required.

VII.     The Post-Auction Notice, substantially in the form attached to the Motion as Exhibit D and incorporated herein by reference as if fully set forth in this Order, is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the Successful Bidder, and no other or further notice is required.

VIII.     The Notice of Proposed Cure Costs, substantially in the form attached to the Motion as Exhibit E and incorporated herein by reference as if fully set forth in this Order, is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the potential assumption and assignment of the Contracts in connection with the sale of the Assets and the related Cure Costs, and no other or further notice is required.

IX.     The findings of fact and conclusions of law herein constitute the Court’s findings of fact and conclusions of law for the purposes of Bankruptcy Rule 7052, made applicable pursuant to Bankruptcy Rule 9014. To the extent any findings of facts are conclusions of law, they are adopted as such. To the extent any conclusions of law are findings of fact, they are adopted as such.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.     The Motion is granted as set forth herein.3 All objections to the relief requested in the Motion that have not been withdrawn, waived, or settled as announced to the Court at the Bidding Procedures Hearing or by stipulation filed with the Court are overruled except as otherwise set forth herein.

A.	The Timeline for the Sale

2.     The Debtor is authorized to proceed with the Sale in accordance with the Bidding Procedures and is authorized to take any and all actions reasonably necessary or appropriate to implement the Bidding Procedures in accordance with the following timeline:

Date	Event
Three days after entry of the Order	Deadline to serve Sale Notice
Three days after entry of the Order	Deadline to file Notice of Proposed Cure Costs
February 7, 2020	Deadline to select Stalking Horse Bidder
February 24, 2020	Bid Deadline
February 27, 2020	Auction
February 28, 2020	File Notice of Sale
March 2, 2020	Objection Deadline
March 5, 2020	Reply Deadline
March 6, 2020	Sale Hearing
March 19, 2020	Closing

3.     The Debtor reserves the right, and is authorized, to modify the above timeline and the Bidding Procedures in accordance with the provisions of the Bidding Procedures.

B.	The Bidding Procedures

4.     The Bidding Procedures are approved in their entirety. The Debtor is authorized to take any and all actions reasonably necessary or appropriate to implement the Bidding Procedures in accordance therewith. The failure to specifically include or reference a particular provision of the Bidding Procedures in this Order shall not diminish or impair the effectiveness of such provision.

3           Notwithstanding anything to the contrary herein, the consummation of any Sale Transaction is subject to the entry of the Sale Order.

5.     The Debtor is authorized, in accordance with the Bidding Procedures, to request that Diligence Parties (as defined in the Bidding Procedures) provide a preliminary and non-binding written indication of interest, which shall set forth: (a) the assets to be purchased; (b) the nature of the proposed Sale Transaction; (c) the cash portion of the contemplated purchase price; and (d) to the extent reasonably practicable, the material terms of the Sale Transaction and any additional due diligence that needs to be completed to formalize a Bid.

6.     The process and requirements associated with submitting a Qualified Bid are approved as fair, reasonable, appropriate, and designed to maximize recoveries for the benefit of the Debtor’s estate, creditors, and other parties-in-interest.

7.     A Stalking Horse Bidder (to the extent one is selected by the Debtor) must execute an unconditional Stalking Horse purchase agreement on or before February 7, 2020 in order to receive Stalking Horse Protections4 without further notice or order from this Court.

8.     As further described in the Bidding Procedures, the Bid Deadline shall be February 24, 2020 at 5:00 p.m. (prevailing Central Time). Any disputes or objections to the selection of Qualified Bid(s), Successful Bid, or Backup Bids (all as defined in the Bidding Procedures) shall be resolved by this Court at the Sale Hearing as set forth herein.

4 The Stalking Horse Protections consist of (a) reimbursement of the Stalking Horse Bidder’s documented reasonable out-of-pocket fees, costs, disbursements, and expenses incurred in connection with the Sale Transaction contemplated by its Bid through the date of such termination, subject to an aggregate cap of $250,000 for all of the Assets and (b) cash payment of a break-up fee in an amount equal to 3.0% of the cash purchase price set forth in the Stalking Horse Bid.

9.     The Debtor is authorized to conduct the Auction in accordance with the Bidding Procedures. The Auction shall take place on February 27, 2020 at 10:00 a.m. (prevailing Central Time) at the offices of counsel for the Debtor, Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, or such other place and time as determined by the Debtor.

C.	Notice Procedures

10.     The form of Sale Notice substantially in the form attached to the Motion as Exhibit C is approved.

11.     Within three (3) business days after the entry of the Order or as soon as reasonably practicable thereafter, the Debtor shall serve the Sale Notice, this Bidding Procedures Order, and the Bidding Procedures by first-class mail, postage prepaid, upon (a) all parties that have been identified by the Debtor in good faith prior to the entry of the Bidding Procedures Order as having the interest and ability to acquire all or part of the Assets; (b) all entities known to have asserted any liens, claims, interests, and encumbrances in or upon any of the Assets; and (c) the U.S. Trustee; provided, however, that to the extent email addresses are available for any of the foregoing parties, such parties may be served by email.

12.     In addition, within three (3) business days after the entry of this Bidding Procedures Order or as soon as reasonably practicable thereafter, the Debtor shall serve the Sale Notice by first-class mail, postage prepaid or, for those parties who have consented to receive notice by ECF, upon (a) the United States Internal Revenue Service; (b) all parties filing a notice of appearance and requesting service the Chapter 11 Case; (c) all state and local taxing authorities in the states in which the Debtor has tax liabilities; (d) the United States Securities and Exchange Commission; (e) all counterparties to executory contracts and unexpired leases of the Debtor; (f) all state attorneys general in states in which the Debtor conducts business; and (g) all other parties on the Debtor’s mailing matrix (including the Stalking Horse Bidder). The Debtor requests that such notice be deemed sufficient and proper notice of the Sale with respect to known interested parties.

13.     Additionally, the Debtor will prepare and file a Form 8-K (affixing the Bidding Procedures and Bidding Procedures Order to the Form 8-K) with the United States Securities Exchange Commission to notify the Debtor’s shareholders of the Debtor’s sales process.

14.     Notice by mail to all parties potentially interested in purchasing the Assets or participating in the Auction is impracticable. As a result, pursuant to Bankruptcy Rules 2002 and 6004, the Debtor requests authority to publish a version of the Sale Notice modified for publication in a national publication selected by the Debtor and its advisors on one occasion as soon as reasonably practicable and will cause the Sale Notice to be posted on the Debtor’s case information website at www.kccllc.net/nuvectra (the “Case Website”).

15.     The form of the Post-Auction Notice, substantially in the form attached to the Motion as Exhibit D, is approved. As soon as reasonably practicable after the conclusion of the Auction, the Debtor shall file on the docket, but not serve, the Post-Auction Notice identifying any Successful Bidder. Furthermore, the Debtor will also file a Form 8-K which will attach the Post-Auction Notice to notify its shareholders.

D.	Assumption and Assignment Procedures

16.     The Assumption and Assignment Procedures, as detailed in the Motion and incorporated herein by reference as if fully set forth in this Bidding Procedures Order, are approved.

17.     The Notice of Proposed Cure Costs, substantially in the form attached to the Motion as Exhibit E, is approved.

18.     Within three (3) days after the entry of the Bidding Procedures Order or as soon as reasonably practicable thereafter (any such date, the “Cure Cost Service Date”), the Debtor shall file with the Court, and post on the Case Website at www.kccllc.net/nuvectra, the Contracts List. If no Cure Cost is listed on the Contracts List, the Debtor believes that there is no Cure Cost, as of the date of such notice. On the Cure Cost Service Date, the Debtor shall serve, via first-class mail, a customized version of the Notice of Proposed Cure Costs that contains the Contract Instructions and Necessary Notice Information (but not the Contracts List) on all counterparties to the Contracts. In addition, the Debtor shall serve, via first-class mail, a modified version of the Notice of Proposed Cure Costs that contains the Contract Instructions and Necessary Notice Information but omits the Contracts List on all parties required by Bankruptcy Rule 2002. Service of such Notice of Proposed Cure Costs as set forth herein shall be deemed proper, due, timely, good, and sufficient notice of, among other things, the proposed Cure Costs for the Contracts and potential assumption and assignment of the Contracts, and the procedures for objecting thereto, and no other or further notice is necessary.

19.     Any counterparty to a Contract listed on the Notice of Cure Proposed Costs to the proposed Cure Costs may file an objection (a “Cure Cost Objection”), which must (a) state, with specificity, the legal and factual basis for the objection as well as what Cure Costs are required, if any, (b) include appropriate documentation in support thereof, and (c) be filed and served on the Objection Recipients no later than the Objection Deadline, March 2, 2020 at 5:00 p.m. (prevailing Central Time).

20.     If a Cure Cost Objection is not consensually resolved before the Sale Hearing, the amount to be paid or reserved with respect to such objection shall be determined at the Sale Hearing, or such later date that the Debtor determines in its discretion, or such other date determined by this Court.

21.     After the conclusion of the Auction, the Debtor shall post on their Case Website and file on the docket, but not serve, a list of the executory contracts and unexpired leases that the Successful Bidder and the Backup Bidder seek to have assumed and assigned (the “Designated Contracts”). If a counterparty to a Designated Contract objects to the assignment of a Designated Contract (other than on account of the amount of the proposed Cure Costs) or whether the Successful Bidder or the Backup Bidder can provide adequate assurance of future performance, that counterparty must file an Adequate Assurance Objection on or before the Objection Deadline (in accordance with the requirements set forth below), and such objections shall be determined at the Sale Hearing, such later date that the Debtor determines in its discretion, or such other date determined by this Court.

22.     Absent the filing of a Cure Cost Objection or an Adequate Assurance Objection and a subsequent order of the Court establishing an alternative Cure Cost, the Cure Costs, if any, set forth in the Notice of Proposed Cure Costs shall be controlling, notwithstanding anything to the contrary in any Contract or any other document, and the counterparty to the Designated Contract will be deemed to have consented to the assumption, assignment, and sale of the Designated Contract and the Cure Costs, if any, and will be forever barred from asserting any other claims related to such Designated Contract against the Debtor or the applicable Successful Bidder, or the property of any of them. Any objections to a Successful Bidder’s proposed form of adequate assurance of future performance must be raised prior to the Objection Deadline and will be resolved at the shall be determined at the Sale Hearing, such later date that the Debtor determines in its discretion, or such other date determined by this Court.

23.     The inclusion of a Contract on the Notice of Proposed Cure Costs will not (a) obligate the Debtor to assume any Contract listed thereon nor the Successful Bidder to take assignment of such Contract or (b) constitute any admission or agreement of the Debtor that such Contract is an “executory” contract. Only those Contracts that are included on a schedule of assumed and assigned contracts attached to the final purchase agreement with the Successful Bidder (each, an “Acquired Contract”) will be assumed and assigned to the Successful Bidder.

E.	The Sale Hearing

24.     A Sale Hearing to (a) approve a sale of a portion or substantially all of the Assets to the Successful Bidder and (b) authorize the assumption and assignment of certain executory contracts and unexpired leases shall be held on March 6, 2020 at 10:00 a.m. (prevailing Central Time), and may be adjourned or rescheduled with notice. At the Sale Hearing, the Debtor will seek Bankruptcy Court approval of the Successful Bid and the Backup Bids. Unless the Bankruptcy Court orders otherwise, the Sale Hearing shall be an evidentiary hearing on matters relating to the Sale Transaction. In the event that the Successful Bidder cannot or refuses to consummate the Sale, the Debtor may designate the Backup Bidder as the new Successful Bidder and the Debtor shall be authorized, but not required, to close with the Backup Bidder on the Backup Bid without further order of the Court.

25.     All objections, if any, to the proceedings of the Auction, the Sale, the Successful Bidders’ revisions to the Form Purchase Agreement, the Proposed Sale Order, the identity of the Successful Bidder and its ability to provide adequate assurance of future performance under section 365 of the Bankruptcy Code, or entry of the Sale Order (collectively, the “Objections”) must be filed by March 2, 2020 at 5:00 p.m. (prevailing Central Time) (the “Objection Deadline”) and served on the Objection Recipients. All replies to any Objections must be filed by March 5, 2020 (the “Reply Deadline”). Any party failing to timely file an Objection by the Objection Deadline will be forever barred from objecting and will be deemed to have consented to any Sale, including the transfer of the Debtor’s right, title, and interest in, to, and under the Assets, free and clear of any and all liens, claims, interests, and encumbrances in accordance with a final purchase agreement for any Sale.

F.	Other Provisions

26.     The Debtor is authorized and empowered to take such action as may be necessary to implement and effect the terms and requirements established under this Order.

27.     This Order shall be binding on and inure to the benefit of the Debtor, including any chapter 7 or chapter 11 trustee or other fiduciary appointed for the estate of the Debtor.

28.     This Order shall constitute the findings of fact and conclusions of law and shall take immediate effect upon execution hereof.

29.     To the extent this Order is inconsistent with any prior order or pleading with respect to the Motion in this case, the terms of this Order shall govern.

30.     To the extent any of the deadlines set forth in this Order do not comply with the Local Rules, such Local Rules are waived and the terms of this Order shall govern.

31.     Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7062, 9014, or otherwise, this Court, for good cause shown, orders that the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

32.     This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order, including, but not limited to, any matter, claim, or dispute arising from or relating to the Bidding Procedures, and the implementation of this Order.

Signed on 1/13/2020

/s/ Brenda T. Rhoades
THE HONORABLE BRENDA T. RHOADES UNITED STATES BANKRUPTCY JUDGE

EXHIBIT B

NUVECTRA CORPORATION
BIDDING PROCEDURES1

Introduction

Nuvectra Corporation (the “Debtor”)’’6 is a debtor in possession in the chapter 11 case (under Case No. 19-43090) pending in the United States Bankruptcy Court for the Eastern District of Texas (the “Bankruptcy Court”).

By the Bidding Procedures Motion, the Debtor sought approval of, among other things, the bidding procedures (the “Bidding Procedures”) by which the Debtor will solicit offers for the sale of its assets (the “Assets”) in one or more transactions (collectively, the “Sale Transaction” or “Sale”) through one or more sales to a Successful Bidder (as defined below).

On January 13, 2020, the Bankruptcy Court entered an order (the “Bidding Procedures Order”) [Docket No. 169], which, among other things, approved the Bidding Procedures set forth below pursuant to which the Debtor will solicit bids for the purchase of the Assets.

Key Dates

These Bidding Procedures provide interested parties with the opportunity to complete diligence, to submit competing bids for the Assets, and to participate in an auction to be conducted by the Debtor (the “Auction”).

The key dates for the sale process are as follows:

Date	Event
Three days after entry of the Order	Deadline to serve Sale Notice
Three days after entry of the Order	Deadline to file Notice of Proposed Cure Costs
February 7, 2020	Deadline to select Stalking Horse Bidder
February 24, 2020	Bid Deadline
February 27, 2020	Auction
February 28, 2020	File Notice of Sale
March 2, 2020	Objection Deadline
March 5, 2020	Reply Deadline
March 6, 2020	Sale Hearing
March 19, 2020	Closing

1              Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtor’s Expedited Motion for an Order (I) Approving Bid and Auction Procedures, Including Stalking Horse Protections; (II) Authorizing and Scheduling an Auction for the Sale of Assets; (III) Approving the Sale of Assets; and (IV) Granting Related Relief (the “Bid Procedures Motion”).

2The last four digits of the Debtor’s federal tax identification number are: 3847. The location of the Debtor’s principal place of business and the service address for the Debtor is: 5830 Granite Parkway, Suite 1100, Plano, TX 75024.

Form Agreement

The Debtor will prepare a form of a purchase agreement (with certain exhibits and schedules, collectively, the “Form Purchase Agreement”). The Debtor intends to provide the Form Purchase Agreement to all parties who designate their interest in submitting a Bid and will also make such forms in the electronic data room established by the Debtor in connection with its sale process. Pursuant to the Form Purchase Agreement, the Successful Bidder shall acquire, to the maximum extent permitted under title 11 of the United States Code (the “Bankruptcy Code”), the Assets (the “Acquired Assets”), free and clear of all liens, claims, and encumbrances.

Access to Debtor’s Diligence Materials

To receive access to due diligence materials and to participate in the bidding process, an interested party must submit to the Debtor, or already be bound by, the following: (i) an executed confidentiality agreement and (ii)  any other information that the Debtor reasonably requests.

A party who, in the Debtor’s reasonable business judgment, satisfies the requirements set forth in the immediately preceding sentence for receiving access to diligence materials shall be a “Diligence Party.” As soon as practicable after the Debtor determines that a party is a Diligence Party, the Debtor will provide the Diligence Party access to the Debtor’s confidential electronic data room and deliver a confidential management presentation. The Debtor will afford any Diligence Party the time and opportunity to conduct reasonable due diligence before the Bid Deadline (as defined below). Notwithstanding the foregoing, the Debtor reserves the right to withhold any diligence materials that the Debtor determines are sensitive or otherwise inappropriate for disclosure to a Diligence Party whom the Debtor deems is a competitor of the Debtor or is affiliated with any competitor of the Debtor. Neither the Debtor nor its representatives shall be obligated to furnish information of any kind whatsoever to any person that is not determined to be a Diligence Party.

All due diligence requests must be directed to:

Stout Risius Ross Advisors, LLC

Michael Krakovsky

10100 Santa Monica Boulevard, Suite 1050

Los Angeles, California 90067

Telephone: (310) 846-8895

Email: mkrakovsky@stout.com

Each Diligence Party and Qualified Bidder (as defined below) shall comply with all reasonable requests for additional information and due diligence access by the Debtor or its advisors regarding such Diligence Party or Qualified Bidder and its contemplated transaction. Failure by a Diligence Party to comply with requests for additional information and due diligence access may be a basis for the Debtor to determine that such Diligence Party is not a Qualified Bidder. Failure by a Qualified Bidder to comply with requests for additional information and due diligence access may be a basis for the Debtor to determine that a bid made by such Qualified Bidder is not a Qualified Bid. The Debtor reserves the right to permit a Diligence Party or Qualified Bidder to remedy any such failure to comply.

Indications of Interest

The Diligence Parties shall provide the Debtor with a preliminary and non-binding written indication of interest, which shall set forth: (a) the assets to be purchased; (b) the nature of the proposed transaction, including whether the transaction would take the form of an asset purchase or an equity interest purchase; (c) the contemplated purchase price in cash; and (d) to the extent reasonably practicable, the material terms of the transaction and any additional due diligence that needs to be completed to formalize a Bid.

Auction Qualification Process

To be eligible to participate in the Auction, each offer, solicitation, or proposal to acquire the Assets (each, a “Bid”), and each party submitting a Bid (each, a “Bidder”) must satisfy each of the conditions set forth below, as determined by the Debtor, in consultation with the Consultation Parties (as defined below). In addition, the Debtor reserves the right to designate a reserve amount if there is no Stalking Horse Bidder. A Bid will not be considered qualified for the Auction if such Bid does not satisfy each of the following conditions:

(a)

Disclosure of Identity of Bidder: Each Bid must fully disclose the identity of each person and entity that is the Bidder or an equity holder of the Bidder (or specifying that the Bidder is a public company) or otherwise participating in connection with such Bid (including any financial backer).

(b)

Good Faith Deposit: Each Bid must be accompanied by a deposit (a “Good Faith Deposit”) submitted by wire transfer of immediately available funds to an account of the Debtor that is not subject to any liens or claims; provided that a Bidder may have its Good Faith Deposit held in escrow pursuant to a prearranged escrow agreement that is reasonably acceptable to the Debtor. Each Good Faith Deposit must equal the amount of ten percent (10%) of the purchase price contained in the Modified Purchase Agreement (as defined below).

(c)

Amount of Bid: In the event that the Debtor designates a Stalking Horse Bidder (as defined herein), each Bidder must submit a Bid with a purchase price that amounts to the Stalking Horse Bidder’s purchase price plus the Break-Up Fee (as defined herein) plus the Minimum Overbid Increment (as defined herein). In the event that the Debtor does not designate a Stalking Horse Bidder in advance of the Bid Deadline, the Debtor, in consultation with the Consultation Parties, reserves the right to designate a reserve amount for purposes of qualifying a Bid.

(d)

Bids for Portions of the Assets: A Bid may set forth an offer to purchase all or substantially all of the Assets, any portion of the Assets or any combination of the Assets. In its reasonable business judgment the Debtor, in consultation with the Consultation Parties, may waive or modify, as appropriate, the application of the Qualified Bid conditions in respect of Bids for a portion of the Assets.

(e)

Executed Agreement: Each Bid must be based on a form of a purchase agreement (with certain exhibits and schedules thereto, collectively, the “Form Purchase Agreement”) and must include executed transaction documents, signed by an authorized representative of such Bidder, pursuant to which the Bidder proposes to effectuate a Sale Transaction (the “Modified Purchase Agreement”). Each Bid shall also include a copy of the Modified Purchase Agreement showing all changes requested by the Bidder to the Form Purchase Agreement and a form of the Sale Order.

(f)

Designation of Assigned Contracts and Leases; Identification of Liabilities to Be Assumed; Payment of Cure Costs: Each Bid must identify any and all executory contracts and unexpired leases (and any other liabilities) of the Debtor that the Bidder agrees to have assumed and assigned to it at closing, and the amount of the Bid must be sufficient to pay all cure amounts payable with respect to such contracts and leases under the Bankruptcy Code.

(g)

Authority: Each Bid must include written evidence reasonably acceptable to the Debtor demonstrating appropriate authorization, corporate or otherwise, to submit the Bid and consummate the proposed Sale. In addition, if the Bidder is an entity specially formed for the purpose of effectuating the Sale Transaction, then the Bidder must furnish written evidence reasonably acceptable to the Debtor of approval of the submission of the Bid and consummation of the Sale by the equity holder(s) of such Bidder.

(h)

Proof of Financial Ability to Perform: Each Bid must not be conditioned on obtaining financing and must include written evidence to allow the Debtor to reasonably conclude, in consultation with the Consultation Parties, that the Bidder has the necessary financial ability to (i) close the Sale on or before March 19, 2020 (the “Successful Bid Closing Deadline”) and (ii) provide adequate assurance of future performance under all contracts and leases to be assumed and assigned in such Sale, in a form that will permit the immediate dissemination of such evidence to the counterparties to such contracts and leases. Such information must include, inter alia, the following:

1.	contact names and telephone numbers for verification of financing sources;

2.

evidence of the Bidder’s internal resources and, if the Sale Transaction is contemplated to be consummated through debt financing, proof of debt funding commitments from a recognized financial institution and, if applicable, equity commitments, in both cases in an aggregate (including, if applicable, the Bidder’s payment of cure amounts) or the posting of an irrevocable letter of credit from a recognized banking institution issued in favor of the Debtor in such amount, in each case, as are needed to close the Sale Transaction, or such other evidence as the Debtor reasonably requests;

3.	the Bidder’s current financial statements (audited if they exist) or other similar financial information reasonably acceptable to the Debtor;

4.	a description of the Bidder’s pro forma capital structure; and

5.

any such other form of financial disclosure or credit-quality support information or enhancement reasonably requested by the Debtor demonstrating that such Bidder has the ability to close the Sale Transaction.

(i)

Regulatory and Third-Party Approvals: Each Bid must (i) set forth each regulatory and third-party approval required for the Bidder to consummate the Sale and own and operate the Assets and perform under all contracts and leases to be assumed and assigned in such Sale, and (ii) confirm that the Bidder, including its owners and operators, could not be disqualified by any regulatory authority or third-party from owning and operating the Assets and performing under all contracts and leases to be assumed and assigned in such Sale.

(j)	Contingencies: No Bid may be conditioned on obtaining financing or any internal authorizations, or on the outcome or review of due diligence of the Assets.

(k)

Irrevocable: Each Bid must expressly provide that (i) the Bidder is prepared to consummate the Sale Transaction set forth in the Modified Purchase Agreement promptly following entry of the Sale Order and satisfaction of the closing conditions (if any) set forth in the Modified Purchase Agreement, and (ii) the offer reflected in such Bid shall remain open and irrevocable until the conclusion of the Auction, provided that if such Bid is accepted as the Successful Bid or the Backup Bid, such Bid shall continue to remain open and irrevocable as provided under “Closing the Auction; Successful Bidder” and “Backup Bidder” below.

(l)

Patient Clinical Care: Each Bid must specify the terms and conditions, if any, upon which the Bidder agrees to assume and perform, or provide for the performance of, ongoing clinical support for patients implanted with the Debtor’s Algovita medical device on or prior to the Petition Date, including, but not limited to, personnel headcount, geographic service area, product replacement, warranty assumptions, and any terms and conditions limiting the expenses associated with the ongoing clinical support.

(m)

As-is Where-is Basis: Each Bid must expressly provide that the Assets are being purchased on an “as-is, where-is” basis and that such Bidder is not relying on any representation or warranty from the Debtor, its bankruptcy estate, or any other person or entity.

(n)

Purchase Price Allocation: Each Bid must: (i) clearly state which Assets the Bidder is agreeing to purchase and which liabilities the Bidder is agreeing to assume and (ii) clearly set forth the purchase price to be paid, including and identifying separately any cash and non-cash components.

(o)

Bid Deadline: Each Bid must be received by each of the following parties, in writing, on or before February 24, 2020 at 5:00 p.m. (prevailing Central Time) or such earlier date as may be designated by the Debtor (the “Bid Deadline”): (a) the Debtor, (i) Norton Rose Fulbright US LLP (Attn: Ryan Manns), 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201-7932, ryan.manns@nortonrosefulbright.com, (ii) Dorsey & Whitney, LLP (Attn: Laura Kalesnik), 300 Crescent Court, Suite 400, Dallas, Texas 75201, kalesnik.laura@dorsey.com, (iii) Stout Risius Ross Advisors, LLC (Attn: Michael Krakovsky), 10100 Santa Monica Boulevard, Suite 1050, Los Angeles, California 90067, mkrakovsky@stout.com; (b) counsel for Oxford Finance LLC, (the “Collateral Agent”) Greenberg Traurig, LLP (Attn: Shari Heyen and David Eastlake) 1000 Louisiana Street, Suite 1700, Houston, Texas 77002, heyens@gtlaw.com and eastlaked@gtlaw.com; and (c) counsel for the Official Committee of Unsecured Creditors (the “Committee,” together with the Collateral Agent, the “Consultation Parties”), (i) Barnes & Thornburg LLP (Attn: Connie Lahn and Peter Clark), 225 South Sixth Street, Suite 2800, Minneapolis, Minnesota, connie.lahn@btlaw.com and peter.clark@btlaw.com, and (ii) Thompson & Knight LLP (Attn: Demetra Liggins), 811 Main Street, Suite 2500, Houston, Texas 77002, demetra.liggins@tklaw.com.

A Bid received from a Bidder on or before the Bid Deadline that meets the requirements set forth above for the applicable Assets shall constitute a “Qualified Bid” for such Assets, and such Bidder shall constitute a “Qualified Bidder” for such Assets. Notwithstanding anything to the contrary in the Bidding Procedures, the Collateral Agent shall be deemed a Qualified Bidder and shall be entitled to credit bid at any Auction. The Debtor, in consultation with the Consultation Parties, may extend the Bid Deadline.

Highest or Otherwise Best Bid

Whenever these Bidding Procedures refer to the highest or otherwise best Qualified Bid, such determination shall take into account any factors the Debtor reasonably deems, in consultation with the Consultation Parties, relevant to the value of the Qualified Bid to the estate, which may include, but are not limited to, the following: (i) the amount and nature of the consideration, including any Assumed Liabilities (as defined in the Form Purchase Agreement); (ii) the number, type, and nature of any changes to the Form Purchase Agreement requested by each Qualified Bidder; (iii) the extent to which such modifications are likely to delay closing of the sale of the Assets and the cost to the Debtor of such modifications or delay; (iv) the likelihood of the Qualified Bidder being able to consummate the proposed Sale Transaction; and (v) the net benefit to the Debtor’s estate.

Auction

The Debtor will conduct the Auction to determine the highest or otherwise best Qualified Bid.7 If only one Qualified Bid is received with respect to all or a portion of the Assets, the Debtor may, in consultation with the Consultation Parties, designate such Qualified Bid as a Successful Bid. Only Qualified Bidders may participate in the Auction. If the Debtor does not receive any Qualified Bids, the Debtor, in consultation with the Consultation Parties, reserves the right to determine if the Debtor will conduct an Auction.

3 For the avoidance of doubt, a Stalking Horse Bid is a Qualified Bid.

Procedures for Auction

The Auction shall take place on February 27, 2020 at 10:00 a.m. (prevailing Central Time) at the offices of counsel for the Debtor, Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, or such other place and time as determined by the Debtor after consulting all Qualified Bidders.

Only the Debtor, the Consultation Parties, any Qualified Bidders, and/or other parties as the Debtor may determine to include in its discretion, in each case along with its representatives and advisors, shall be entitled to attend the Auction (such attendance must be in person) and only Qualified Bidders will be entitled to make any Overbids (as defined below) at the Auction.

The Debtor Shall Conduct the Auction.

The Debtor and its advisors shall direct and preside over the Auction, which shall be transcribed. Other than as expressly set forth in the Bidding Procedures, the Debtor, in consultation with the Consultation Parties, may conduct the Auction in the manner it determines will result in the highest or otherwise best offer for the Assets. At the start of the Auction, each Qualified Bidder participating in the Auction must confirm that (a) it has not engaged in any collusion with respect to the bidding or sale of any of the Assets described in the Bidding Procedures, (b) it has reviewed, understands, and accepts the Bidding Procedures, (c) it has consented to the core jurisdiction of the Bankruptcy Court (as described more fully below), and (d) its Qualified Bid is a good faith bona fide offer that it intends to consummate if selected as the Successful Bidder.

Terms of Overbids.

An “Overbid” is any bid made at the Auction, in accordance with the requirements set forth in the Bidding Procedures. To submit an Overbid, a Bidder must comply with the following conditions:

(a)

Minimum Overbid Increments: The initial Overbid, if any, shall be not less than $100,000 (the “Minimum Overbid Increment”), and each successive Overbid shall exceed the then-existing Overbid by an incremental amount that is not less than the Minimum Overbid Increment. The Debtor, in consultation with the Consultation Parties, reserves the right to announce reductions or increases in the Minimum Overbid Increment at any time during the Auction.

(b)

Remaining Terms Are the Same as for Qualified Bids: Except as may be provided in the Bidding Procedures, an Overbid at the Auction must comply with the conditions for a Qualified Bid set forth above, provided, however, that the Bid Deadline shall not apply. Any Overbid must include, in addition to the amount and the form of consideration of the Overbid, the Modified Purchase Agreement and a comparison to the Form Purchase Agreement. Any Overbid shall be irrevocable and shall remain open and binding on the Bidder in accordance with these Bidding Procedures and the conditions for a Qualified Bid.

Announcement and Consideration of Overbids.

Consideration of Overbids: The Debtor reserves the right, in its reasonable business judgment and in consultation with the Consultation Parties, to make one or more continuances of the Auction to, among other things: facilitate discussions between the Debtor and individual Qualified Bidders; allow individual Qualified Bidders to consider how they wish to proceed; and give Qualified Bidders the opportunity to provide the Debtor with additional evidence as the Debtor may, in its reasonable business judgment and in consultation with the Consultation Parties, require in order to show that such Qualified Bidder has sufficient internal resources or non-contingent debt and/or equity funding commitments, to consummate the proposed Sale at the prevailing Overbid amount.

Additional Procedures.

The Debtor may, in the exercise of its fiduciary duties and after consultation with the Consultation Parties, for the purpose of maximizing value for its estate from the sale process, modify the Bidding Procedures and implement additional procedural rules for conducting the Auction.

Consent to Jurisdiction as Condition to Bidding.

All Qualified Bidders shall be deemed to have consented to the core jurisdiction of the Bankruptcy Court to enter an order or orders, which shall be binding in all respects, in any way related to the Debtor, its chapter 11 case, the Bidding Procedures, the Form Purchase Agreement, the Auction, or the construction and enforcement of documents relating to any Sale Transaction and waived any right to a jury trial in connection with any disputes relating to the Debtor, its chapter 11 case, the Bidding Procedures, the Form Purchase Agreement, the Auction, or the construction and enforcement of documents relating to any Sale Transaction.

Sale Is As Is/Where Is

Any of the Assets sold pursuant to the Bidding Procedures shall be sold free and clear of all liens, claims, and encumbrances as permitted by Bankruptcy Code section 363(f) other than any liabilities expressly assumed by the Successful Bidder (as defined Below) and conveyed at closing in their then-present condition, “AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.”

Closing the Auction; Successful Bidder.

The Auction shall continue until there is only one Qualified Bid for such particular Assets that the Debtor determines in its reasonable business judgment and after consultation with the Consultation Parties, (i) is the highest or otherwise best Qualified Bid at the Auction and (ii) after considering all relevant factors and potential alternatives, is in the best interest of the Debtor’s estate. Thereafter, the Debtor, in consultation with the Consultation Parties, shall select such Qualified Bid as the overall highest or otherwise best Qualified Bid with respect to such Assets (such Bid, the “Successful Bid,” and the Bidder submitting such Successful Bid, the “Successful Bidder”).

Unless it is not reasonably practicable, prior to the closing of the Auction, the Debtor and the Successful Bidder shall finalize definitive documentation to implement the terms of the Successful Bid and, to the extent applicable, cause such definitive documentation to be filed with the Court.

Promptly following the Debtor’s selection of the Successful Bid and the conclusion of the Auction, the Debtor shall announce the Successful Bid and Successful Bidder and shall file with the Bankruptcy Court notice of the Successful Bid and Successful Bidder.

The Successful Bidder shall be required to keep the Successful Bid open and irrevocable until the closing of the Sale Transaction contemplated thereby.

Backup Bidder.

Notwithstanding anything in the Bidding Procedures to the contrary, the Qualified Bid for any particular Assets that the Debtor determines in its reasonable business judgment and discretion, and in consultation with the Consultation Parties, is the next highest or otherwise best Qualified Bid at the Auction after the Successful Bid, will be designated as the “Backup Bid” and the Bidder submitting such Backup Bid, the “Backup Bidder.” The Backup Bidder shall be required to keep the Backup Bid open and irrevocable until the earlier of March 30, 2020 at 5:00 p.m. (prevailing Central Time) (the “Outside Backup Date”) or the closing of the Sale Transaction with the Successful Bidder.

Following entry of the Sale Order, if the Successful Bidder fails to consummate the Successful Bid on or before the Successful Bid Closing Deadline (or such sufficient deadline as the Debtor establishes), the Debtor may designate the Backup Bid to be the new Successful Bid and the Backup Bidder to be the new Successful Bidder, and the Debtor will be authorized, but not required, to consummate the Sale with the Backup Bidder without further order of the Bankruptcy Court. In such case of a breach or failure to perform by a Successful Bidder, such Successful Bidder’s Good Faith Deposit shall be forfeited automatically without further action by the Debtor. The Debtor specifically reserves the right to seek all available damages and remedies, including specific performance, from any defaulting Successful Bidder (including any Backup Bidder designated as a Successful Bidder) in accordance with the terms of the Bidding Procedures.

Return of Good Faith Deposits

The Good Faith Deposits of all Qualified Bidders shall be held in one or more accounts by the Debtor not subject to any liens or claims, but shall not become property of the Debtor’s estate; provided, however, that the Good Faith Deposit of any Successful Bidder (including any Backup Bidder that becomes a Successful Bidder) may be automatically forfeited to the Debtor or credited towards the purchase price set forth in the Successful Bid. The Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than seven (7) days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder, if any, shall be returned to the Backup Bidder not later than three (3) business days after (i) the closing of the Sale Transaction with the Successful Bidder (defined herein) for the Assets bid upon by the Backup Bidder and (ii) the Outside Backup Date; provided, however, that if the Backup Bid becomes the Successful Bid as provided herein, any subsequent breach or failure to perform by the Backup Bidder may result in the automatic forfeit of the Good Faith Deposit of the Backup Bidder to the Debtor. Upon the return of the Good Faith Deposits, their respective owners shall receive any and all interest that may have accrued thereon. If the Successful Bidder consummates the Sale Transaction as a result of the Successful Bid, its Good Faith Deposit shall be credited towards the purchase price set forth in the Successful Bid.

Reservation of Rights of the Debtor

Except as otherwise provided in the Form Purchase Agreement, the Bidding Procedures, or the Bidding Procedures Order, the Debtor further reserves the right, in its reasonable business judgment and in consultation with the Consultation Parties, to: (a) determine which bidders are Qualified Bidders; (b) determine which Bids are Qualified Bids; (c) determine which Qualified Bid is the highest or otherwise best offer and which is the next highest or otherwise best offer; (d) reject, at any time prior to the closing of the Auction or, if no Auction is held, at any time prior to entry of the Sale Order, any Bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bidding Procedures or the requirements of the Bankruptcy Code, or (iii) contrary to the best interests of the Debtor and its estate; (e) waive terms and conditions set forth in the Bidding Procedures with respect to all potential bidders; (f) continue or cancel the Auction, in consultation with the Consultation Parties, and/or Sale Hearing in open court, or by filing a notice on the docket of the Chapter 11 Case, without further notice; and (g) modify the Bidding Procedures and implement additional procedural rules for conducting the Auction so long as such modifications or rules are not inconsistent in any material respect with the Bankruptcy Code, the Bidding Procedures Order, or any other order of the Court.